Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Gentex Corporation 2026 Omnibus Incentive Plan of our reports dated February 24, 2026, with respect to the consolidated financial statements of Gentex Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Gentex Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
June 16, 2026